EXHIBIT 99.1


                             GRANT PARK FUTURES FUND


                   GRANT PARK WEEKLY PERFORMANCE STATISTICS *
                                     9/30/05

                            WEEKLY ROR            MTD ROR                YTD ROR
CLASS A UNITS                 2.90%                -0.07%                 -2.75%
CLASS B UNITS                 2.89%                -0.14%                 -3.44%

* Subject to independent verification


             WEEKLY COMMENTARY FOR THE WEEK ENDED SEPTEMBER 30, 2005

The Grant Park Futures Fund reported a profitable session for the last week of September. Gains came mainly from positions in energies, stock indices, currencies and agricultural/soft commodities. Positions in the interest rate sector accounted for the bulk of losses.

Long positions in the energy complex posted gains for the week. Demand for refined crude products continued to lead the sector as the November natural gas contract rallied $1.234 or 9.7% to close at $13.921 per Btu. Prices continued to rise as many of the U.S. refineries damaged by hurricanes Katrina and Rita remained shutdown as well as additional news that workers at a refinery in France had gone on strike. Unleaded gasoline rose 10.19 cents to $2.0968 per gallon while heating oil was 14.69 cents higher at $2.1296 per gallon. Crude oil finished the week at $66.24 per barrel, $2.05 better than last week's close.

Long positions in stock indices recorded gains, sparked in part by a positive report on U.S. durable goods orders. Orders for August came in at 3.3% annual increase, much better than economists' expectations of a 0.8% increase. Longs in the Tokyo Nikkei benefited as that index traded higher on the news, reaching levels not seen since May of 2001. Adding to the bullish data were statements from Bank of Japan officials suggesting that Japan may be approaching the end of its seven-year period of deflation and that they may be in the position to raise short-term interest rates in the near future. Gains also came from longs in the German DAX, Paris CAC and Hong Kong Hang Seng. The London FTSE-100 also closed higher, adding to profits while longs in the domestic market benefited from a
13.80 point rally in the S&P Composite Index.

The U.S. dollar gained ground against most of its major trading partners, resulting in gains for the Grant Park Futures Fund. The greenback was higher by the end of the week on expectations that the Federal Reserve will continue to tighten short-term interest rates. Statements made early in the week by the presidents of the Kansas City Fed and Chicago Fed suggested that the central bank still believes that the U.S. economy is in good shape despite the effects of hurricanes Katrina and Rita and both indicated that more rate increases could be on the way. The dollar gained against the euro, Swiss franc and Japanese yen, bringing profits to short positions in those currencies. The better-than-expected durable goods data also spurred investors to purchase the dollar. Profits also came from long positions in the Canadian and Australian dollars, both of which gained ground on the greenback for the week.


              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                          OFFERING BY PROSPECTUS ONLY

[LOGO]                                          555 West Jackson Blvd, Suite 600
Dearborn Capital Management, LLC                              Chicago, IL  60661
                                                 (312) 756-4450 o (800) 217-7955
                                                            o FAX (312) 756-4452
                                             Performance Hotline: (866) 516-1574
                                                website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com

Long positions in the agricultural/soft commodity sector also recorded gains as the #11 March sugar contract in New York added 0.58 cents to close at 11.23 cents per pound. Analysts said that increased demand for sugar for the purpose of making ethanol has been the catalyst that has sent the food contract to levels not seen since February of 1998.

Longs in the European fixed income sector posted losses for the week. Prices for financial instruments fell on the news that Germany's Ifo index, a monthly survey measuring business sentiment of approximately 7,000 German companies, came in at 96.0 for September versus a reading of 94.6 for August. The September data represented the highest reading since January of this year. Prices for German bunds and the Eurex BOBL fell on the news, bringing losses to long positions. Losses also came from longs in the British long gilt and short sterling contracts, as well as the Japanese Government Bonds.



























              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                          OFFERING BY PROSPECTUS ONLY

[LOGO]                                          555 West Jackson Blvd, Suite 600
Dearborn Capital Management, LLC                              Chicago, IL  60661
                                                 (312) 756-4450 o (800) 217-7955
                                                            o FAX (312) 756-4452
                                             Performance Hotline: (866) 516-1574
                                                website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com